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                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the use in this Registration Statement of 3Com Corporation on Form S-4 of our report dated June 28, 1995 (August 25, 1995 as to the first paragraph of Note 9) (which includes an emphasis paragraph relating to the supplemental consolidated financial statements restated for a pooling of interests subsequent to the date of the historical financial statements), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/  Deloitte & Touche LLP
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                                          DELOITTE & TOUCHE LLP
San Jose, California
August 29, 1995